Exhibit 10.1

Michael T. Williams, Esq.
2503 W. Gardner Ct.
Tampa FL 33611
Phone: 813.831.9348
Fax: 813.832.5284
e-mail: wmslaw@tampabay.rr.com

January 1, 2004

Stock Market Solutions, Inc.
Ft. Lauderdale, FL

Via e-mail and fax

Re: Engagement Agreement

Dear Sirs:

        This letter sets forth the terms by which I shall be engaged in connection with matters described below. I agree that the terms and conditions of the engagement shall be as set forth in this letter.

    1.        Engagement. I have been engaged as special counsel for Stock Market Solutions, Inc. (“Company”).

        The engagement shall be limited to assistance in the following matters for the period 1-1-04 to 12-31-04:

— The preparation of a Forms 10K-SB, 10Q-SB, and 8-K — Availability to respond to general securities law questions

    2.        Fees, Costs and Expenses. My fee shall be 300,000 shares of Common Stock of the Company, which you agree to register on Form S-8 as soon as possible.

        The fees shall include stenographic and word processing services, but shall not include copying charges, long distance telephone expenses, delivery fees, filing fees, computerized legal research, if any, electronic facsimile transmission and similar charges.

I will bill separately for those expenses at the actual costs incurred. In the event that I advance expenses or filing fees on your behalf, the Company will be expected to promptly reimburse us for such advances.

        Invoices will summarize the nature of the work performed during the billing period and will itemize generally the work performed. Billings will not itemize the amount of time spent on each task identified. Detailed back-up for any invoice shall be available for any proper purpose and if legitimate questions arise, I will provide more detailed itemized statements for your information.

        If at any time you abandon a project whether or not the work is completed, all fees and stock paid to date be retained by this firm for services rendered to date of termination or completion.

        If there are any questions concerning this agreement or the attachments hereto, please contact the undersigned.

        If it is agreed that the foregoing sets forth the conditions of my engagement by the Company, please sign the extra copy of this letter where indicated and return it. The shares will be issued upon filing of the S-8 registration statement.

Sincerely, /s/ Michael T. Williams Michael T. Williams, Esq.

The above is understood and agreed to:

Stock Market Solutions, Inc.

By /s/ Richard Smitten

   Richard Smitten, Authorized Officer